CONFIDENTIAL
SETTLEMENT AND GENERAL RELEASE AGREEMENT

This Settlement and General Release Agreement ("AGREEMENT") is entered into by and between WILLIAM S. BIDDLE (“BIDDLE”), GERNOT TROLF (“TROLF”); NATIONWIDE COMMERCIAL BROKERS, INC. (“NATIONWIDE”), ROBERT LEONARD (“LEONARD”) AND SECURED DIVERSIFIED INVESTMENT, LTD. (“SDI”) referred to jointly as the "PARTIES" as of the date this AGREEMENT is signed, on the following terms:

RECITALS

A. On or about January 13, 2006 Alliance Title Company filed an Interpleader lawsuit Case Number 06CC02129 in the Orange County Superior Court, Department C11 against BIDDLE, TROLF, NATIONWIDE, and SDI along with others and as result deposited with the court funds in the amount of $267,000.00

B. On or about January 20, 2006, BIDDLE, TROLF and NATIONWIDE along with one other plaintiff filed a separate lawsuit Case Number 06CC02350 in the Orange County Superior Court, Department C11 against SDI and one of its officers Jan Wallace along with others for Fraud and Misrepresentation, Negligent Misrepresentation, Breach of Contract, Breach of the Covenant of Good Faith and Fair Dealing, Conversion, Commons Counts, Money had and received and Declaratory Relief. On or about March 15, 2006 SDI filed a cross-complaint against the Plaintiffs along with others for Breach of Contract, Breach of Fiduciary Duty, Negligent Supervision, Civil Conspiracy, Intentional Interference with Economic Relations; Negligent Interference with Economic Relations; Breach of Oral Agreement, Breach of Employment Contract; Breach of Directors/Officers’ Fiduciary Duty; Fraud and Intentional Misrepresentation and Declaratory Relief. The complaint and cross-complaint shall be referred to as the “ACTION”.

C. On or about March 10, 2006, WILLIAM S. BIDDLE, GERNOT TROLF AND ROBERT LEONARD along with others, filed a lawsuit against SDI for declaratory relief under
Corporation Code Section 2115, Case Number 06CC03959, filed in the Orange County Superior Court, Department C11.

D. SDI and Jan Wallace expressly deny any liability and fraud with respect to any claims in the ACTION, or with respect to any other matters relating to it. However, in order to fully and forever resolve these matters, and with the understanding that this AGREEMENT does not constitute an admission by any party of any wrongdoing or of any lack of merit relating to any claims referred to herein, BIDDLE, TROLF, NATIONWIDE AND SDI enter into this AGREEMENT.

A G R E E M E N T

1. In consideration for the promises set forth herein, the parties agree as follows:

a. The parties agree that upon execution by BIDDLE, TROLF and NATIONWIDE and their attorney of this AGREEMENT and upon execution of a request for dismissal in the above mentioned lawsuits, the PARTIES shall filed with the Orange County Superior Court an order of disbursement as follows: $45,000 to WILLAM S. BIDDLE, $42,000 to GERNOT TROLF, $45,000 to NATIONWIDE and $45,000 to SDI. The payments shall be in one lump sum with no payroll or other taxes deducted and all such payments shall be reported on a form 1099.

b.  In further consideration of this AGREEMENT, ROBERT LEONARD the majority owner of NATIONWIDE will also file a request for dismissal in Case Number 06CC03959, currently pending in the Orange County Superior Court, Department C11.

c. SDI makes no representations or warranties regarding the tax effect of the settlement proceeds as directed by this AGREEMENT. Further, BIDDLE, TROLF and NATIONWIDE agrees to defend and/or indemnify SDI with respect to any liability created by BIDDLE, TROLF and NATIONWIDE’S payment or non-payment of taxes with respect to the settlement sum.

2. BIDDLE, TROLF, NATIONWIDE, as the first party, and SDI as a second party, on their own behalf and on behalf of their respective dependents, successors, heirs, executors, administrators and assigns, and each of them, hereby fully and forever releases and discharges each other, as well as NATIOWIDE AND SDI’s parent, subsidiary or affiliated companies or organizations, any as well as their agents, officers, directors, stockholders, employees, successors, assigns, insurers and attorneys, and each of them, of and from any and all claims, rights, actions, causes of action, obligations, debts, interest, damages, charges, losses, debts, penalties, forfeitures, liabilities, costs, attorneys' fees, and demands of any nature, whether arising in law or in equity, arising out of or relating to any acts or omissions that took place prior to the date of this AGREEMENT, including without limitation, any matters relating in any way to the ACTION and/or any matters relating to or contained in or which could have been contained in the ACTION and/or any claims under other Federal or State statute, law or regulation.

3. It is the intention of the parties hereto that this AGREEMENT shall be effective as a full and final accord and satisfaction and release of each and every released matter, including all unknown and/or unsuspected claims. Accordingly, the parties hereby waive and relinquish any and all rights or benefits that any party may have under the provisions of Section 1542 of the California Civil Code, which reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

In connection with this waiver, each party hereto acknowledges that facts in addition to or different from those presently known may later be discovered which relate to the subject matter of this AGREEMENT. The parties also recognize the possibility that, in the future, damages that are not currently known may be suffered in relation to matters released in this AGREEMENT. Notwithstanding these possibilities, it is each party's intention to fully, finally and forever settle and release all released matters, disputes and differences, whether known or unknown, suspected or unsuspected, that have existed; now exist, or may exist. It is the intention of the parties hereto that this AGREEMENT shall be effective as a full and final accord and satisfaction and release of each and every released matter, including all unknown and/or unsuspected claims. In connection with this waiver, each party hereto acknowledges that facts in addition to or different from those presently known may later be discovered which relate to the subject matter of this AGREEMENT. The parties also recognize the possibility that, in the future, damages that are not currently known may be suffered in relation to matters released in this AGREEMENT. Notwithstanding these possibilities, it is each party's intention to fully, finally and forever settle and release all released matters, disputes and differences, whether known or unknown, suspected or unsuspected, that have existed; now exist, or may exist. Nothing in this AGREEMENT constitutes, or should or shall be deemed to constitute, any admission of any act, fact or liability, with respect to any matters released herein.

4. BIDDLE and TROLF represents that they does not desire reemployment by SDI and hereby expressly waives any and all rights which they may have had to such reemployment or to reinstatement with SDI. Further, BIDDLE and TROLF agrees and promises that they will not at any time seek employment or reemployment with SDI and/or any other party or entity released herein.

5.  The contents and the existence of this AGREEMENT, and the parties' discussions pertaining to it, are and shall remain confidential, and neither party will communicate or allow communication in any manner (written or oral) to anyone with respect thereto, except that this AGREEMENT may be disclosed as required to the parties' attorneys, insurers, accountants and/or governmental taxing authorities, or otherwise may be disclosed as compelled by law. If any party beach is clause of the AGREEMENT other party may seek all rights and remedies under the law including but not limited to attorney’s fees and costs.

6.  The parties hereto, and each of them, shall forever refrain and forbear from commencing, instituting, or prosecuting any lawsuit, action or other proceedings against any of the other parties hereto. Such forbearance from commencing, instituting or prosecuting any lawsuit, action or other proceeding by one such party against the other shall include not only such other parties, but their officers, directors, representatives, assigns, agents, attorneys, heirs, employees, partners and personal representatives as well, and such forbearance shall apply to any cause relating to, based upon or arising out of any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions or causes of action, released and discharged hereunder, except those necessary to enforce the terms of this agreement.

7.   Each party agrees to bear its/her own costs, expenses and attorneys' fees incurred in connection with the ACTION and this AGREEMENT.

8. Each party hereto expressly warrants and represents that it/she is fully authorized to enter into this AGREEMENT and each of its terms, and that it/she has not assigned to any other party or person any claims released herein.

9. BIDDLE, TROLF AND NATIONWIDE warrants that they has not filed any other lawsuits, charges, complaints, petitions, or other accusatory pleading against SDI with any governmental agency or in any court, on behalf of themselves or any other entity they represent, based upon, arising out of or related in any way to any events occurring prior to the execution of this

Agreement, including, without limiting the generality of the foregoing ACTION. BIDDLE, TROLF AND NATIONWIDE further agrees that they will not hereafter file, cause to be filed, or otherwise voluntarily participate in the filing, investigation, and/or prosecution of any other such charges, complaints, petitions or accusatory pleading brought by any other party in any court currently pending or not or with any governmental agency in which SDI, its officers, directors, shareholder or any affiliated company is named as a party.

10. This AGREEMENT contains the entire agreement between the parties hereto with respect to all matters addressed herein, and fully supersedes any and all prior or contemporaneous agreements, understandings or representations, oral or written, implied or express, pertaining to the subject matter hereof. This AGREEMENT may only be subsequently modified by a writing signed by all parties hereto.

11. Each party agrees to do all things necessary to carry out and effectuate the terms of this AGREEMENT, and expressly promises not to do or fail to do anything, directly or indirectly, which will interfere with any other party's realization of the benefits hereof.

12. This AGREEMENT, including the releases herein, shall be binding upon and inure to the benefit of each of the parties to this AGREEMENT and to each of their successors in interest, including heirs and assigns.

13. Each of the parties hereto has been represented by counsel in the negotiating and drafting of this AGREEMENT. Accordingly, the rules of construction of contracts relating to resolution of ambiguities against the drafting parties shall be inapplicable to this AGREEMENT.

14. Any construction, interpretation and performance of this AGREEMENT shall be governed by the laws of the State of California, both substantive and procedural. Both parties accede to the jurisdiction of the Los Angeles County Superior Court for any actions to enforce, or for breach of, any term of this AGREEMENT.

15. If for any reason any provision contained in this AGREEMENT is later deemed unenforceable, the remainder of this AGREEMENT shall nonetheless remain binding and enforceable on all parties hereto.

16. In the event of any action brought to enforce any provision of this AGREEMENT, or for breach of any provision of this AGREEMENT, the prevailing party therein shall be entitled to an award of its/her costs and reasonable attorneys' fees incurred therein, in addition to any other relief.

17. This AGREEMENT may be executed in multiple originals or counterparts, each of which shall be deemed an original or the equivalent thereof.

WHEREFORE, each party hereto, by the signatures below, certifies that this AGREEMENT has been read in its entirety, that any questions regarding the meaning or effect of any terms have been answered to their satisfaction, that each party enters into this AGREEMENT with the intent to be fully and forever bound by all of its terms, as of the date set forth opposite their signature below.

Dated: _________________  ___________________________________
WILLIAM S. BIDDLE

Dated: _________________  ___________________________________
GERNOT TROLF

Dated: _________________  ___________________________________
ROBERT LEONARD
DIRECTOR
NATIONWIDE COMMERCIAL
BROKERS, INC.

Dated: _________________  ___________________________________
ROBERT LEONARD

APPROVED AS TO FORM AND CONTENT:
LAW OFFICES OF ROBERT COVIELLO

_______________________________________
ROBERT COVIELLO
ATTORNEY FOR WILLIAM S. BIDDLE, GERNOT TROLF
NATIONWIDE COMMERICAL BROKERS, INC. and
ROBERT LEONARD

Dated: __________________   By:_____________________________________
JAN WALLACE
CEO
SECURED DIVERSIFIED INVESTMENT, LTD.

APPROVED AS TO FORM AND CONTENT:

By:____________________________
  CLAIRE C. AMBROSIO
ATTORNEY FOR SECURED
DIVERIFIED INVESTMENT,LTD.